EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-197325, 333-168834, 333-135076, 333-116930, 333-90045, 333-77943, 333-39396 and 333-67692) and Registration Statement on Form S-3 (333-194187) of Autobytel Inc. of our report dated December 16, 2015, with respect to the financial statements of AutoWeb, Inc., included in the Form 8-K/A of Autobytel Inc.

/s/ Moss Adams LLP

Los Angeles, California
December 16, 2015